Exhibit 23.2

ParenteBeard

Consent of Independent Registered Public Accounting Firm

OBA Financial Services, Inc.

Germantown, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of OBA Financial Services, Inc. of our report dated September 9, 2009, relating to the consolidated financial statements of OBA Bancorp, MHC and subsidiary appearing in the Company’s Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-161898).

/s/ ParenteBeard LLC

ParenteBeard LLC

Syracuse, New York

May 20, 2010